CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered Debt Securities	Maximum Aggregate Offering Price $550,000,000	Amount of Registration Fee(1) $39,215

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
Pricing Supplement No. 202L, dated September 27, 2010 (To Prospectus dated October 16, 2007 and Prospectus Supplement dated November 1, 2007)	Rule 424(b)(2) File No. 333-146731 CUSIP No. 46623EJD2

JPMorgan Chase & Co.

JPMORGAN CHASE & CO.
[X]	Senior Medium-Term Notes, Series F

[ ]	Subordinated Medium Term Notes, Series A
Principal Amount: Issue Price: Commission or Discount: Proceeds to Company:	$ 550,000,000 99.988% $ 825,000 $ 549,109,000
Agents	Principal Amount To be Purchased
J.P. MORGAN SECURITIES LLC CASTLEOAK SECURITIES, L.P. MURIEL SIEBERT & CO., INC.	$ 539,000,000 $ 5,500,000 $ 5,500,000
Agents' Capacity: if as principal	[ ] As agent	[X] As principal
[ ]	The Notes are being offered at varying prices relating to prevailing market prices at the time of sale.
[ X ]	The Notes are being offered at a fixed initial public offering price equal to the Issue Price (as a percentage of Principal Amount).
Issue Date:	September 30, 2010
Stated Maturity:	September 30, 2013

Form:  [X]   Book-entry   [_]  Certificated

Currency:  U.S. Dollars

[X]  Fixed Rate Note: 1.650% per annum
[ ] Floating Rate Note:	CD [ ] Treasury Rate [ ]	Commercial Paper Rate [ ] Prime Rate [ ]	Reuters LIBOR01 [ ]

Interest Payment Dates:   Semiannually on the 30th or next business day of March and September, via modified following business day convention, commencing March 30, 2011.

Interest Reset Dates: Not Applicable

Index Maturity:  Not Applicable

Spread (+/-):   Not Applicable
Multiplier:   Not Applicable
Maximum Interest Rate:    Not Applicable     Minimum Interest Rate:   Not Applicable
Optional Redemption:   Yes [   ]   No [X]